UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-9052	DPL Inc. (An Ohio Corporation) 1065 Woodman Drive Dayton, Ohio 45432 937-224-6000	31-1163136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

On October 19, 2012, DPL Inc. (“DPL”) entered into (i) a First Amendment to Credit Agreement to its existing credit agreement with a syndicate of bank lenders led by PNC Bank, National Association, as administrative agent and (ii) a First Amendment to Credit Agreement to its existing credit agreement with a syndicate of bank lenders led by U.S. Bank, National Association, as administrative agent (together, the “Credit Agreements”).

The Credit Agreements were amended in the following respects:

•                                          Reduced the unsecured revolving credit facility under the U.S. Bank Credit Agreement from $125 million to $75 million, with a $75 million sublimit for the issuance of standby letters of credit and a $10 million sublimit for swingline loans.

•                                          Increased the interest rate margin by 0.25% (and increased the undrawn commitment fee for the US Bank Credit Agreement by 0.05%) from the next highest applicable interest rate margin (and undrawn commitment fee) if DPL’s credit ratings are reduced to BB-/Ba3/BB- or lower.

•                                          Eliminated the total debt to total capitalization ratio financial covenant and waived defaults, if any, of this financial covenant since the acquisition of DPL by The AES Corporation.

•                                          Added a financial covenant that requires DPL’s total debt to EBITDA not to exceed 7.00 to 1.00 from September 30, 2012 to December 31, 2012, 7.75 to 1.00 from January 1, 2013 to March 31, 2013, 8.00 to 1.00 from April 1, 2013 to June 30, 2013 and 8.25 to 1.00 from and after July 1, 2013.

•                                          Added a restriction on making dividends or distributions with respect to the equity securities of DPL or its subsidiaries, except for payments to The AES Corporation for certain tax payments, payments up to $20 million during the quarter ending December 31, 2012, payments by subsidiaries to DPL, and payments made in accordance with the terms of the preferred stock of DPL’s principal subsidiary, The Dayton Power and Light Company.

The foregoing descriptions of the First Amendment to the PNC Bank Credit Agreement and the First Amendment to the U.S. Bank Credit Agreement are qualified in their entirety by reference to the amendments, copies of which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

From time to time, some of the lenders party to the Credit Agreements and/or their affiliates provide, have provided or may in the future provide commercial banking services and other services, such as investment banking, cash management, custodial, trustee, hedging, financial advisory and general financing services, to DPL and/or its affiliates on commercial terms for which they have received, or may in the future receive, customary fees and expenses.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of October 19, 2012, among DPL Inc., PNC Bank, National Association, as Administrative Agent, and the lenders party thereto

10.2	First Amendment to Credit Agreement, dated as of October 19, 2012, among DPL Inc., U.S. Bank, National Association, as Administrative Agent, and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

October 25, 2012	By:	/s/ Timothy G. Rice
	Name:	Timothy G. Rice
	Title:	Vice President, Acting General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	First Amendment to Credit Agreement, dated as of October 19, 2012, among DPL Inc., PNC Bank, National Association, as Administrative Agent, and the lenders party thereto	E

10.2	First Amendment to Credit Agreement, dated as of October 19, 2012, among DPL Inc., U.S. Bank, National Association, as Administrative Agent, and the lenders party thereto	E